Exhibit 10.2

Subscription Agreement

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 27, 2026, by and among Paramount Skydance Corporation, a Delaware corporation (the “Company”), The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended (the “Subscriber”), and, solely for purposes of Section 5, Section 6, Section 7(d), Section 7(e), Section 7(r), Section 7(s), and Section 7(t), Lawrence J. Ellison (the “Guarantor”). Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, the Company has entered into an Agreement and Plan of Merger with Warner Bros. Discovery, Inc., a Delaware corporation (“Warner Bros.”), and Prince Sub Inc., a Delaware corporation and a wholly owned direct subsidiary of the Company (“Merger Sub”), dated as of the date hereof, providing for, among other transactions, an acquisition of Warner Bros. by the Company (as amended from time to time in accordance with its terms, the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware, Merger Sub shall merge with and into Warner Bros., with Warner Bros. surviving the merger and becoming, directly or indirectly, a wholly owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”);

WHEREAS, as of the earlier to occur of the termination of the Merger Agreement and the consummation of the Merger (such date, the “Warner Bros. Termination Funding Date”), Subscriber hereby desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber in consideration of the payment of $16.02 per share of Company Class B Common Stock (the “Per Share Price”), 174,781,523 newly issued shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Company Class B Common Stock”) (such shares, the “Warner Bros. Termination Funding Subscribed Shares”), representing a purchase price equal to the Netflix Termination Fee (the “Warner Bros. Termination Fee Purchase Price”);

WHEREAS, in connection with and immediately prior to the consummation of the Merger, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber in consideration of the payment of the Per Share Price, the number of newly issued shares of Company Class B Common Stock (the “Subscribed Shares”), representing a purchase price equal to, in the aggregate, the sum of $43,920,000,000, plus the aggregate amount of any Ticking Consideration that becomes due and payable in accordance with the terms of the Merger Agreement, plus the Contingent Equity Amount (the “Purchase Price”);

WHEREAS, if (and only if) the Regulatory Termination Fee becomes due and payable pursuant to Section 8.3(b) of the Merger Agreement, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber in consideration of the payment of the Per Share Price, the number of newly issued shares of Company Class B Common Stock (the “Regulatory Termination Funding Subscribed Shares”) in lieu of the purchase of the Subscribed Shares, representing a purchase price equal to the Regulatory Termination Fee (the “Regulatory Termination Fee Purchase Price”);

WHEREAS, if (and only if) the Amended Notes Payment Amount becomes due and payable pursuant to Section 6.16(f) of the Merger Agreement, Subscriber desires to subscribe for and purchase from the Company, and the Company desires to issue and sell to Subscriber in consideration of the payment of the Per Share Price, the number of newly issued shares of Company Class B Common Stock (the “Amended Notes Payment Amount Funding Subscribed Shares”), representing a purchase price equal to the Amended Notes Payment Amount (the “Amended Notes Payment Amount Purchase Price”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into that certain subscription agreement (the “Other Subscription Agreement” and together with this Subscription Agreement, the “Subscription Agreements”) with RedBird Capital Partners Fund IV (Master), L.P. (the “Other Subscriber”), pursuant to which the Other Subscriber has agreed to purchase, in connection with the Merger, an aggregate amount of up to 15,605,493 shares of Company Class B Common Stock, at the Per Share Price (such transactions, together with the Subscription (as defined below), collectively, the “PIPE Transaction”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Guarantor and Subscriber have delivered that certain irrevocable guarantee to Warner Bros. (the “Ellison Guarantee”) that guarantees the due and punctual performance and payment of the Guaranteed Obligations (as defined in the Ellison Guarantee) in accordance with the terms thereof;

WHEREAS, the Board of Directors of the Company established a special committee of the Board of Directors of the Company consisting of independent and disinterested directors (the “Company Special Committee”) to, among other things, review, evaluate and negotiate the Subscription Agreements and the PIPE Transaction and, if the Company Special Committee deems appropriate, recommend that the Board of Directors of the Company approve the Subscription Agreements and the PIPE Transaction;

WHEREAS, the Company Special Committee has unanimously (a) determined that it is fair and in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Subscription Agreements and consummate the PIPE Transaction and (b) recommended that the Board of Directors of the Company approve the Subscription Agreements, including the Per Share Price set forth therein, and the PIPE Transaction (such recommendation, the “Company Special Committee Recommendation”); and

WHEREAS, the Board of Directors of the Company, acting upon the Company Special Committee Recommendation, has unanimously (a) determined that it is fair and in the best interests of the Company and its stockholders, and declared it advisable, that the Company enter into the Subscription Agreements and consummate the PIPE Transaction and (b) approved the Subscription Agreements, including the Per Share Price set forth therein, and the PIPE Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Subscriptions.

(a)               At the Warner Bros. Termination Funding Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon payment of the Warner Bros. Termination Fee Purchase Price, the Warner Bros. Termination Funding Subscribed Shares (the “Warner Bros. Termination Subscription”).

(b)               Either at or prior to (i) the Closing or (ii) the Regulatory Termination Funding Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, as applicable, (a) in the case of the Closing occurring, the Subscribed Shares in consideration for payment by Subscriber of the Purchase Price (the “Closing Subscription”) or (b) in the event that the Regulatory Termination Fee is due and payable pursuant to the Merger Agreement, the Regulatory Termination Funding Subscribed Shares in consideration for payment by Subscriber of the Regulatory Termination Fee Purchase Price (the “Regulatory Termination Subscription”). The proceeds of the Purchase Price or the Regulatory Termination Fee Purchase Price will be used by the Company solely for the purpose of the payment of the Merger Consideration or the Regulatory Termination Fee, respectively.

(c)               In the event that the Amended Notes Payment Amount is due and payable pursuant to the Merger Agreement, on the date that the Company or any of its Subsidiaries is required to pay the Amended Notes Payment Amount, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, the Amended Notes Payment Amount Funding Subscribed Shares in consideration for the payment by Subscriber of the Amended Notes Payment Amount Purchase Price (the “Amended Notes Payment Amount Subscription” and, together with the Warner Bros. Termination Subscription, the Closing Subscription and the Regulatory Termination Subscription, the “Subscription”). The proceeds of the Amended Notes Payment Amount Purchase Price will be used by the Company solely for the purpose of the payment of the Amended Notes Payment Amount.

2.             Closing.

(a)               Warner Bros. Termination Funding. On the Warner Bros. Termination Funding Date, Subscriber shall deliver the Warner Bros. Termination Fee Purchase Price for the Warner Bros. Termination Funding Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in writing prior to the date hereof, and the Company shall deliver to Subscriber (a) the Warner Bros. Termination Funding Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities Laws or those created by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (b) evidence from the Company’s transfer agent (or other evidence reasonably acceptable to Subscriber) of the issuance to Subscriber of the Warner Bros. Termination Funding Subscribed Shares on and as of the Warner Bros. Termination Funding Date (the “Warner Bros. Termination Funding Closing”).

(b)               Regulatory Termination Funding. If (and only if) the Regulatory Termination Fee becomes due and payable pursuant to the Merger Agreement (the date the Regulatory Termination Fee first becomes due thereunder, the “Regulatory Termination Funding Date”), the Company shall promptly deliver written notice to Subscriber (the “Regulatory Termination Funding Notice”) specifying (i) the Regulatory Termination Funding Date, (ii) the amount of the Regulatory Termination Fee and (iii) the wire instructions for delivery of the Regulatory Termination Fee Purchase Price to the Company. No later than two (2) Business Days prior to the Regulatory Termination Funding Date, Subscriber shall deliver to the Company such information as has been reasonably requested by the Company in order for the Company to issue the Regulatory Termination Funding Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Regulatory Termination Funding Subscribed Shares are to be issued. On the Regulatory Termination Funding Date, Subscriber shall deliver the Regulatory Termination Fee Purchase Price for the Regulatory Termination Funding Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Regulatory Termination Funding Notice, and the Company shall deliver to Subscriber (A) the Regulatory Termination Funding Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities Laws or those created by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (B) evidence from the Company’s transfer agent (or other evidence reasonably acceptable to Subscriber) of the issuance to Subscriber of the Regulatory Termination Funding Subscribed Shares on and as of the Regulatory Termination Funding Date (the “Regulatory Termination Funding Closing”).

(c)               Amended Notes Payment Amount Funding. If (and only if) the Amended Notes Payment Amount becomes due and payable pursuant to the Merger Agreement (the date the Amended Notes Payment Amount first becomes due thereunder, the “Amended Notes Payment Amount Funding Date”), the Company shall promptly deliver written notice to Subscriber (the “Amended Notes Payment Amount Funding Notice”) specifying (i) the Amended Notes Payment Amount Funding Date, (ii) the amount of the Amended Notes Payment Amount and (iii) the wire instructions for delivery of the Amended Notes Payment Amount Purchase Price to the Company. No later than two (2) Business Days prior to the Amended Notes Payment Amount Funding Date, Subscriber shall deliver to the Company such information as has been reasonably requested by the Company in order for the Company to issue the Amended Notes Payment Amount Funding Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Amended Notes Payment Amount Funding Subscribed Shares are to be issued. On the Amended Notes Payment Amount Funding Date, Subscriber shall deliver the Amended Notes Payment Amount Purchase Price for the Amended Notes Payment Amount Funding Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Amended Notes Payment Amount Funding Notice, and the Company shall deliver to Subscriber (A) the Amended Notes Payment Amount Funding Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities Laws or those created by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (B) evidence from the Company’s transfer agent (or other evidence reasonably acceptable to Subscriber) of the issuance to Subscriber of the Amended Notes Payment Amount Funding Subscribed Shares on and as of the Amended Notes Payment Amount Funding Date (the “Amended Notes Payment Amount Funding Closing”).

(d)               Merger Closing.

(i)              The consummation of the Closing Subscription contemplated hereby (the “Closing”) is contingent upon the prior or substantially concurrent consummation of the Merger and shall occur on the Closing Date (as defined below).

(ii)             At least two (2) Business Days before the anticipated date of the Closing (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (A) the anticipated Closing Date, (B) the anticipated amount of the aggregate Merger Consideration due and payable upon the consummation of the Merger pursuant to the terms of the Merger Agreement and (C) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days prior to the Closing Date, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued. On the Closing Date, prior to the Effective Time, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, and the Company shall deliver to Subscriber at the Closing, (x) the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under state or federal securities Laws or those created by Subscriber), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (y) evidence from the Company’s transfer agent (or other evidence reasonably acceptable to Subscriber) of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date.

(iii)            The Closing shall be subject to the satisfaction (or waiver, to the extent permitted by applicable law, by the Company, on the one hand, and by Subscriber, on the other hand), on or prior to the Closing Date, of the following conditions:

(A)             the prior or substantially concurrent consummation of the Merger; and

(B)              no Governmental Entity shall after the date of this Subscription Agreement have enacted, issued or promulgated any Law or Governmental Order that is in effect and that restrains, enjoins or otherwise prohibits the consummation of the Closing Subscription.

(e)               Subscriber shall deliver to the Company all such other information as is reasonably requested by the Company in order for the Company to issue (w) the Warner Bros. Termination Funding Subscribed Shares, (x) the Amended Notes Payment Amount Funding Subscribed Shares, (y) the Regulatory Termination Funding Subscribed Shares and (z) the Subscribed Shares, as applicable, to Subscriber, including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8, as applicable.

3.             Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a)               Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing, and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, and is qualified to do business and is in good standing as a foreign legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means any effect, event, development, change, state of facts, condition, circumstance or occurrence (“Effect”) that, individually or in the aggregate with any other Effect is, or would reasonably be expected to be, materially adverse to the financial condition, properties, assets, operations, liabilities, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, alone or in combination, shall be deemed to constitute a Company Material Adverse Effect, or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (1) Effects generally affecting the economy, credit, capital, securities or financial markets or political, regulatory, economic or business conditions (including tariffs, trade policies and sanctions) in any jurisdiction in which the Company and its Subsidiaries has operations or in which products or services of the Company and its Subsidiaries are sold, (2) Effects that are the result of factors generally affecting the industries, markets or geographical areas in which the Company and its Subsidiaries have operations, (3) changes in the relationship of the Company or its Subsidiaries, contractual or otherwise, with customers, employees, unions, suppliers, distributors, financing sources, partners or similar relationship or any resulting Effect that was caused by the entry into, announcement, pendency or performance of the Transactions by, or resulting or arising from the identity of or any facts or circumstances relating to, or any actions taken or failed to be taken by, Warner Bros. or its Affiliates, (4) changes or modifications in accounting standards applicable to the Company or its Subsidiaries, including GAAP, or in any Law applicable to the businesses of the Company and its Subsidiaries, including the repeal thereof, or in the interpretation or enforcement thereof, after the date of this Subscription Agreement, (5) any failure by the Company or its Subsidiaries to meet any internal or public projections or forecasts or estimates of revenues or earnings for any period, provided that the exception in this clause (5) shall not prevent or otherwise affect a determination that any Effect underlying such failure has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect, (6) Effects resulting from acts of war (whether or not declared), civil disobedience, hostilities, sabotage, terrorism, cyberterrorism, ransomware or malware, military actions or the escalation of any of the foregoing, any hurricane, flood, tornado, earthquake or other weather or natural disaster, or any epidemic, pandemic, outbreak of illness or other public health event (including pandemics and epidemics) or any other force majeure event, or any national or international calamity or crisis, (7) any actions taken or failed to be taken by the Company or any of its Subsidiaries that are required to be taken by the Merger Agreement or any other Transaction Documents, (8) any Effect or announcement of an Effect affecting the credit rating or other rating of financial strength of the Company, its Subsidiaries or any of their respective securities, provided that the exception in this clause (8) shall not prevent or otherwise affect a determination that any Effect underlying such Effect or announcement of an Effect has resulted in, or contributed to, or would reasonably be expected to result in, or contribute to, a Company Material Adverse Effect or (9) any change, in and of itself, in the market price or trading volume of the securities of the Company (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect, unless otherwise excluded in this definition); provided, however, that with respect to the foregoing clauses (1), (2), (4), and (6), such Effect shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred or is occurring to the extent it materially and disproportionately adversely affects the Company and its Subsidiaries (taken as a whole) compared to other businesses operating in the industries and geographies in which the Company and its Subsidiaries operate (in which case only the incremental disproportionate impact may be taken into account, and only to the extent otherwise permitted by this definition).

(b)              The Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive or similar rights created under the Company’s organizational documents or the Laws of its jurisdiction of incorporation. The Company Special Committee has approved and has recommended that the Board of Directors of the Company approve, and the Board of Directors of the Company has approved, the Per Share Price, and the Per Share Price will not be modified without the prior approval of the Company Special Committee.

(c)               This Subscription Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally or by the availability of specific performance, injunctive relief and other equitable remedies, whether considered at law or equity.

(d)               Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 and that all consents, approvals, and other authorizations described in Section 3(e) have been obtained and that all filings and other actions described in Section 3(e) have been made or taken, the execution and delivery of this Subscription Agreement, the issuance and sale of (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares and the performance by the Company of its obligations under this Subscription Agreement (including compliance by the Company with all of the provisions of this Subscription Agreement), and the consummation of the transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (1) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (2) the organizational documents of the Company or any of its Subsidiaries, or (3) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its respective properties that, in the case of clauses (1) and (3), would not, individually or in the aggregate, have a Company Material Adverse Effect, or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(e)               Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, other than the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods or authorizations (i) required to comply with state securities or “blue-sky” Laws, (ii) required to be filed with or to the U.S. Securities and Exchange Commission (the “Commission”) and other regulatory authorities relating to the Transactions, (iii) required under the rules and regulations of The Nasdaq Global Select Market (“Nasdaq”), (iv) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), and (v) as may be required with or to Foreign Regulators pursuant to applicable Foreign Regulatory Laws specified on Schedule 5.4(a) of the Company Disclosure Letter, no filings, notices or reports are required to be made by any of the Company or its Subsidiaries with, nor are any consents, registrations, approvals, permits, expirations of waiting periods or authorizations required to be obtained by the Company or any of its Subsidiaries from, any Governmental Entity in connection with the execution, delivery and performance of this Subscription Agreement by the Company or the consummation by the Company of the PIPE Transaction, except, in each case, those that the failure to make or obtain would not, individually or in the aggregate, have a Company Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(f)               As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any property or asset of the Company or its Subsidiaries, except for those that would not, individually or in the aggregate, have a Company Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions.

(g)               The authorized capital stock of the Company consists of (i) 5,500,000,000 shares of Company Class B Common Stock, of which an aggregate of 1,080,241,022 shares of Company Class B Common Stock are issued and outstanding as of the close of business on February 24, 2026 (the “Reference Date”), (ii) 55,000,000 shares of Class A Common Stock, par value $0.001 per share (the “Company Class A Common Stock” and, together with the Company Class B Common Stock, the “Company Common Stock”), of which an aggregate of 31,500,087 shares of Company Class A Common Stock are issued and outstanding as of the close of business on the Reference Date, and (iii) 100,000,000 shares of Preferred Stock, par value $0.001 per share, none of which have been issued or are outstanding as of the close of business on the Reference Date. There are 200,000,000 warrants of the Company issued and outstanding as of the close of business on the Reference Date, each exercisable for one share of Company Class B Common Stock at an initial exercise price of $30.50 per share. Since immediately prior to the close of business on February 24, 2026, through the date hereof, no shares of Company Class A Common Stock or Company Class B Common Stock have been issued except to the extent any such shares have been issued pursuant to (i) the vesting of any awards or (ii) exercises of stock options, in each case referred to in this Section 3(g). All of the outstanding Company Common Stock has been duly authorized and validly issued and are fully paid and nonassessable and were created in accordance with applicable Law, the Company’s certificate of incorporation and bylaws and any agreement to which it is a party. The Company Common Stock has been issued in compliance in all material respects with all applicable federal securities Laws and all applicable foreign and state securities or “blue sky” Laws. As of the Reference Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any capital stock or other equity or voting securities of the Company or any of its Subsidiaries. As of the Reference Date, except as set forth in the organizational documents of the Company or in forms, statements, certifications, reports, and documents required to be filed by the Company with the Commission pursuant to the Exchange Act or the Securities Act, including those filed with or furnished to the Commission subsequent to the date of this Subscription Agreement, in each case as amended, the Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem, or otherwise acquire any outstanding Company Common Stock. As of the Reference Date, there were (A) an aggregate of 156,821,898 shares of Buyer Class B Common Stock reserved for, and 63,747,040 shares of Buyer Class B Common Stock subject to, issuance pursuant to the Buyer Plans, which included (i) 63,043,277 restricted-stock units of Buyer, (ii) no performance-based restricted stock units of Buyer (assuming the achievement of performance criteria at target levels) and (iii) 703,763 options to purchase shares of Buyer Class B Common Stock granted under any Buyer Plan and (B) no shares of Preferred Stock reserved for, and no shares of Preferred Stock subject to, issuance pursuant to the Buyer Plans. Other than as set forth above, there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, restricted stock award, stock appreciation, phantom stock, profit participation, or similar right, or compensatory equity or equity-linked award with respect to the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound. As of the close of business on the Reference Date, except as set forth above and pursuant to (A) the Other Subscription Agreement, and (B) the Merger Agreement, there is no: (i) outstanding share of capital stock or other equity interest in the Company, (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable) or agreement to acquire any share of capital stock or other equity interest, restricted stock unit, stock-based performance unit, or any other right that is linked to, or the value of which is based on or derived from the value of any share of capital stock or other securities of the Company, in each case, issued by the Company or to which the Company is bound, except as set forth in the organizational documents of the Company, (iii) outstanding security, instrument, bond, debenture, note, or obligation that is or may become convertible into or exchangeable for any share of the capital stock or other securities of the Company, or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company is or may become obligated to sell or otherwise issue any share of its capital stock or any other security.

(h)              The issued and outstanding shares of Company Class B Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “PSKY”. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq. There is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company by Nasdaq or the Commission with respect to any intention by such entity to deregister the shares of Company Common Stock or prohibit or terminate the listing of the shares of Company Class B Common Stock on Nasdaq. As of the date hereof, the Company Class B Common Stock constitutes the only outstanding class of securities of Company registered under the Exchange Act.

(i)                Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares by the Company to Subscriber in the manner contemplated by this Subscription Agreement.

(j)                Neither the Company nor any person acting on its behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares. None of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities Laws.

(k)              No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable.

(l)                Except for the brokers and finders referenced in Section 5.9 of the Merger Agreement and Section 5.9 of the Buyer Disclosure Letter, no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares to Subscriber.

(m)              The Company is not, and immediately after receipt of payment for (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n)               As of the date hereof, except for this Subscription Agreement, the Other Subscription Agreement, the Merger Agreement, the Debt Commitment Letter or the Rights Offering, neither the Company nor any of its Affiliates has, directly or indirectly, in connection with the Transactions, (i) entered into any agreement or made any other arrangement with respect to debt or equity financing, (ii) granted any Person any right, contingent or otherwise, to acquire (1) any equity securities, any securities directly or indirectly convertible into equity securities, or any other interest or participation that confers the right to receive a unit of the profits or losses or distribution of assets of, in each case, the Company or any of its Subsidiaries (including, after the closing, Warner Bros. or any of its Subsidiaries) or (2) any interest that is derivative of the value of or provides economic benefits based on the value or price of any of the foregoing, or (iii) otherwise granted or agreed to grant any Person any rights with respect to the Company or any of its Subsidiaries (including, after the closing, Warner Bros. or any of its Subsidiaries).

4.             Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a)               Subscriber (i) is duly established and validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of incorporation, and (ii) has the requisite organizational or trust power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)               This Subscription Agreement (including the transactions contemplated herein) has been duly authorized and validly executed and delivered by Subscriber and do not and will not contravene any provision of Subscriber’s trust agreement or similar organizational documents or any applicable law or any material contractual restriction binding on Subscriber or its assets, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of specific performance, injunctive relief and other equitable remedies, whether considered at law or equity.

(c)               Assuming the accuracy of the representations and warranties of the Company in this Subscription Agreement, the execution and delivery of this Subscription Agreement, the purchase of (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares and performance by Subscriber of its obligations under this Subscription Agreement (including the compliance by Subscriber with all of the provisions of this Subscription Agreement) and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (or an event which, with or without notice or lapse of time or both, would become a default), or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any material indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject, (ii) the organizational documents of Subscriber, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties.

(d)                Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring (x) the Warner Bros. Termination Funding Subscribed Shares, (y) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (z) the Subscribed Shares or the Regulatory Termination Funding Subscribed Shares, as applicable, only for its own account and not for the account of others, or if Subscriber is subscribing for (A) the Warner Bros. Termination Funding Subscribed Shares, (B) if applicable, Amended Notes Payment Amount Funding Subscribed Shares and (C) as applicable, (1) the Subscribed Shares or (2) the Regulatory Termination Funding Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such accounts is independently a “qualified institutional buyer” or an “accredited investor” (each as defined above) and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto and such information provided is accurate and complete). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

(e)               Except under the Foreign Direct Investment Laws of Spain, Subscriber is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement, and Subscriber is not aware of any fact or circumstances that would cause any such consent, waiver, authorization or order not to be obtained prior to the Closing Date.

(f)                Subscriber understands that the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares are non-voting common stock of the Company. Accordingly, Subscriber may not have the ability to affect the outcome of corporate actions via its ownership of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares.

(g)               Subscriber understands that the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares are being offered by the Company in a transaction not involving any public offering within the meaning of the Securities Act and that the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares have not been registered under the Securities Act. Subscriber understands that (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares issued by the Company may not be offered, sold or otherwise transferred by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 or a private resale pursuant to the so-called “Section 4(a)(1½)”), or (iii) an ordinary course pledge such as a broker lien over account property generally and, in each case of clauses (i) through (iii), in accordance with any applicable securities Laws of the states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares and may be required to bear the financial risk of an investment in the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares, as applicable, for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares. Subscriber acknowledges and agrees that, at the time of issuance by the Company, the certificate or book entry position representing (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares will bear or reflect, as applicable, a legend substantially similar to the following:

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES THAT THIS SECURITY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO PARAMOUNT SKYDANCE CORPORATION, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(h)               Subscriber understands and agrees that Subscriber is purchasing (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company or any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 3 of this Subscription Agreement.

(i)                Subscriber’s acquisition and holding of (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Internal Code of 1986, as amended (the “Code”), or any applicable similar law.

(j)                 Subscriber is not (i) a person or entity named on any sanctions list maintained by (A) the U.S. Department of the Treasury’s Office of Foreign Assets Control, including the List of Specially Designated Nationals and Blocked Persons, the Foreign Sanctions Evaders List, or the Sectoral Sanctions Identifications List, (B) the European Union, (C) the United Nations Security Council, (D) the government of the United Kingdom, including His Majesty’s Treasury, or (E) any individual European Union member state (clauses (A) through (E), collectively, “Sanctions Bodies”), (ii) fifty percent (50%) or more owned or controlled by, or acting on behalf of, a person, that is named on any sanctions list maintained by any Sanctions Bodies, (iii) operating, organized, resident in any jurisdiction subject to comprehensive territory-wide sanctions administered by any Sanctions Bodies, currently Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, the Crimea region of Ukraine (each a “Sanctioned Country”), (iv) the government of a Sanctioned Country or the Government of Venezuela or (v) otherwise the target of sanctions administered by any Sanctions Bodies.

(k)               If Subscriber is acting on behalf of (i) an employee benefit plan that is subject to Title I of ERISA, (ii) a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code, (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (together with the ERISA Plans, the “Plans”), then Subscriber represents and warrants that none of the Company or any of its Affiliates (the “Transaction Parties”) has provided investment advice or has otherwise acted as the applicable Plan’s fiduciary with respect to its decision to acquire and hold (x) the Warner Bros. Termination Funding Subscribed Shares, (y) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (z) as applicable, (1) the Subscribed Shares or (2) the Regulatory Termination Funding Subscribed Shares, and none of the Transaction Parties is or shall at any time be the Plan’s fiduciary with respect to any decision in connection with Subscriber’s investment in (a) the Warner Bros. Termination Funding Subscribed Shares, (b) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (c) as applicable, (1) the Subscribed Shares or (2) the Regulatory Termination Funding Subscribed Shares.

(l)                 In making its decision to purchase (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares, as applicable, including with respect to the Company and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares, as applicable.

(m)              Subscriber became aware of this offering of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares solely by means of direct contact between Subscriber, on the one hand, and the Company or its representatives or Affiliates, on the other hand, and the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or its representatives or Affiliates. Subscriber did not become aware of this offering of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares, nor were the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares (i) were not offered to it in any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered to it in a manner involving a public offering under, or, to its knowledge, in a distribution in violation of, the Securities Act or any other applicable securities Laws.

(n)               Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares. Subscriber is a sophisticated investor, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that none of the Company or any of its agents or Affiliates have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Subscription Agreement.

(o)              Subscriber has adequately analyzed and fully considered the risks of an investment in the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares and determined that the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares and the Amended Notes Payment Amount Funding Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(p)               Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares, or otherwise made any findings or determination as to the fairness of this investment.

(q)               As of the date hereof and through the Warner Bros. Termination Funding Closing, Subscriber has and will have sufficient immediately available funds to pay the Warner Bros. Termination Fee Purchase Price pursuant to Section 2. At, and at all times prior to, the Closing, the Regulatory Termination Funding Closing or the Amended Notes Payment Amount Funding Closing, as applicable, Subscriber will have sufficient immediately available funds to pay the Purchase Price, the Regulatory Termination Fee Purchase Price and the Amended Notes Payment Amount Purchase Price, as applicable, pursuant to Section 2.

(r)                Neither the due diligence investigation conducted by Subscriber in connection with making its decision to acquire the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares nor any representations and warranties made by Subscriber herein shall modify, amend or affect Subscriber’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained herein.

(s)                No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the purchase of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares by Subscriber.

(t)                Subscriber is not a foreign person, as defined in 31 C.F.R. § 800.224. The transaction contemplated by this Subscription Agreement will not result in foreign control (as defined in 31 C.F.R. § 800.208) of the Company and does not constitute a direct or indirect investment in the Company by any foreign person (as defined in 31 C.F.R. § 800.224) that affords such foreign person any of the access, rights or involvement described in 31 C.F.R. § 800.211(b).

(u)               As of the date hereof, except for this Subscription Agreement, the Other Subscription Agreement, the Merger Agreement, the Debt Commitment Letter or the Rights Offering, neither the Subscriber nor any of its Affiliates has, directly or indirectly, in connection with the Transactions, (i) entered into any agreement or made any other arrangement with respect to debt or equity financing, (ii) granted any Person any right, contingent or otherwise, to acquire (1) any equity securities, any securities directly or indirectly convertible into equity securities, or any other interest or participation that confers the right to receive a unit of the profits or losses or distribution of assets of, in each case, the Company or any of its Subsidiaries (including, after the closing, Warner Bros. or any of its Subsidiaries) or (2) any interest that is derivative of the value of or provides economic benefits based on the value or price of any of the foregoing, or (iii) otherwise granted or agreed to grant any Person any rights with respect to the Company or any of its Subsidiaries (including, after the closing, Warner Bros. or any of its Subsidiaries). As of the date hereof, Subscriber has not agreed to assign any of its rights hereunder.

(v)               As of the date hereof, Subscriber is not aware of any inaccuracy of the representations and warranties of the Company set forth in Section 3 of this Subscription Agreement.

5.              Guarantor Representations and Warranties. Guarantor represents and warrants to the Company that:

(a)               He has all necessary power and authority and legal capacity to execute and deliver this Subscription Agreement and to perform his obligations hereunder.

(b)               He has and will continue to have, for so long as this Subscription Agreement is in effect, the financial capacity to timely and fully pay and perform his obligations under this Subscription Agreement, taking into account his obligations hereunder and all of his other obligations, and all funds necessary for him to fulfill his obligations under this Subscription Agreement shall be available to him upon demand and without restriction for so long as this Subscription Agreement shall remain in effect in accordance with the terms hereof;

(c)              The execution, delivery and performance by the Guarantor of this Subscription Agreement has been duly and validly authorized and approved by all necessary action and do not and will not contravene any applicable law or any material contractual restriction binding on him or his assets;

(d)               All consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity necessary for the due execution, delivery and performance of this Subscription Agreement by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Subscription Agreement;

(e)               This Subscription Agreement has been duly and validly executed and delivered by the Guarantor and, assuming due execution and delivery by the Company, constitutes a legal, valid and binding obligation of the Subscription Agreement enforceable against him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by the availability of specific performance, injunctive relief and other equitable remedies, whether considered at law or equity; and

(f)               The execution and delivery of this Subscription Agreement by the Guarantor does not, and the performance of this Subscription Agreement by the Guarantor will not, (i) conflict with or violate any law applicable to him or by which any of his properties or assets is bound or affected or (ii) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any contract or other instrument or obligation to which the Guarantor is a party or by which the Guarantor or any of his properties or assets is bound or affected, except, with respect to each of the foregoing clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to, individually or in the aggregate, materially affect his ability to enter into or timely perform its obligations under this Subscription Agreement.

6.             Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, on such date and at such time as the Merger Agreement is terminated in accordance with its terms; provided, no such termination shall relieve any party for liability for such party’s actual fraud or willful breach of any covenant or obligation contained in this Subscription Agreement prior to its termination; provided, further, that in the event (i) the Regulatory Termination Fee is due and payable by the Company pursuant to the Merger Agreement and/or (ii) the Amended Notes Payment Amount is due and payable by the Company pursuant to the Merger Agreement, then Subscriber’s, the Guarantor’s and the Company’s obligations pursuant to Section 1(b), Section 1(c), Section 2(b) and/or Section 2(c), as applicable (and related obligations pursuant to Section 2(e) herein) and the provisions of this Section 6 and Section 7 shall survive the termination of this Subscription Agreement until such time that such purchase and sale of the Regulatory Termination Funding Subscribed Shares and/or the Amended Notes Payment Amount Funding Subscribed Shares, as applicable, is consummated in accordance therewith. Notwithstanding anything to the contrary in this Subscription Agreement, (a) each of the Company and Subscriber hereby acknowledge that in the event that the Regulatory Termination Fee becomes payable by, and is paid by, the Company to Warner Bros., then neither the Company nor Subscriber will have any further liability hereunder (other than in respect of fraud or willful breach and the Amended Notes Payment Amount) and (b) each of the Company, Subscriber and the Guarantor hereby acknowledge that their sole recourse for any breach by the Company, Subscriber or Guarantor of any of their respective obligations hereunder, will be monetary damages or another remedy that does not prevent, delay or impair the ability of the Company to consummate the Transactions or otherwise prevent the consummation of the Merger, and that in no event shall any party hereto be entitled to rescind this Subscription Agreement or the transactions contemplated hereby. Except as set forth in this Section 6, this Subscription Agreement may not be terminated except by an instrument in writing, signed by each of the parties hereto (acting, in the case of the Company, with the approval of the Company Special Committee) and Warner Bros. Each of Subscriber and the Company hereby agrees Warner Bros. shall be an express and intended third-party beneficiary of this Section 6. In the event of any purported termination of this Subscription Agreement, the parties shall give prompt written notice to Warner Bros.

7.              Miscellaneous.

(a)               All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties hereto (or Warner Bros.) to one or more of the other parties hereto (or Warner Bros.) shall be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day (or otherwise on the next succeeding Business Day) if (i) served by personal delivery or by a nationally recognized overnight courier service upon the party or parties for whom it is intended, (ii) delivered by registered or certified mail, return receipt requested or (iii) sent by email; provided that the email transmission is promptly confirmed by telephone or in writing by the recipient thereof (excluding out-of-office replies or other automatically generated responses). Such communications shall be sent to the respective parties hereto at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 7(a):

If to the Company, to:

Paramount Skydance Corporation

1515 Broadway

New York, New York 10036

Attention:	Chief Legal Officer and General Counsel
Email:	***

with copies to (which shall not constitute notice):

Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, New York 10001
Attention:	Faiza Saeed Daniel Cerqueira Claudia Ricciardi Alexander Greenberg Minh Van Ngo
Email:	*** *** *** *** ***

and

Latham & Watkins LLP 1271 Avenue of the Americas
New York, New York 10020
Attention:	Ian Nussbaum Max Schleusener Rick Offsay
Email:	*** *** ***

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention:	Paul J. Shim; Kelsey Nussenfeld; Claire Schupmann
Email:	***; ***;
***

If to Subscriber, to:

The Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended

c/o Lawrence Investments, LLC

101 Ygnacio Valley Rd. Suite 320

Walnut Creek, CA 94596

Attention:	Paul T. Marinelli
E-mail:	*** and copy to ***

with copies to (which shall not constitute notice):

Latham & Watkins LLP 1271 Avenue of the Americas
New York, New York 10020
Attention:	Ian Nussbaum Max Schleusener Rick Offsay
Email:	*** *** ***

If to the Guarantor, to:

Lawrence J. Ellison

c/o Lawrence Investments, LLC

101 Ygnacio Valley Rd. Suite 320

Walnut Creek, CA 94596

Attention:	Paul T. Marinelli
E-mail:	*** and copy to ***

with copies to (which shall not constitute notice):

Latham & Watkins LLP 1271 Avenue of the Americas
New York, New York 10020
Attention:	Ian Nussbaum Max Schleusener Rick Offsay
Email:	*** *** ***

If to Warner Bros., to:

Warner Bros. Discovery, Inc.

230 Park Avenue South

New York, New York 10003

Attention:	Priya Aiyar
Email:	***

with copies to (which shall not constitute notice):

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

Attention:	Jonathan E. Levitsky
Gordon S. Moodie
Katherine D. Taylor
Erik J. Andren
Email:	***
***
***
***

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:	Andrew J. Nussbaum
Karessa L. Cain
Hannah Clark
Email:	***
***
***

(b)               The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by Subscriber in connection with a bona fide margin agreement, which shall not be deemed to be a transfer, sale or assignment of the Subscribed Shares hereunder, and if Subscriber effects a pledge of any Subscribed Shares it shall be required to provide the Company with notice thereof; provided, however, that (i) such pledge shall not (A) reasonably be expected to prevent, delay or impair the ability of the Company to consummate the Transactions in a timely manner or otherwise prevent the consummation of the Merger or (B) reasonably be expected to directly or indirectly require any consent, registration, approval, permit, expiration of waiting period or authorization from any Governmental Entity in connection with the Transactions and (ii) for the avoidance of doubt, any transfer of the Subscribed Shares in connection with any exercise of remedies in respect of such pledge shall be deemed a transfer, sale or assignment, as the case may be, of the Subscribed Shares thereunder, which shall be subject to the requirements set forth in Section 7(d). The Company hereby agrees to use commercially reasonable efforts to execute and deliver such documentation as a pledgee of the Subscribed Shares may reasonably request in connection with a pledge of the Subscribed Shares to such pledgee by Subscriber (including, if requested by Subscriber and subject to Subscriber and the pledgee providing representations and undertakings in customary form reasonably acceptable to the Company, such documentation as may be reasonably necessary to have the Subscribed Shares (as may be specified by Subscriber) issued with an unrestricted CUSIP and transferable through the facilities of The Depositary Trust and Clearing Corporation to facilitate such pledge).

(c)               Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein; provided, however, that in the event that the Closing occurs, then the Company shall pay Subscriber’s reasonable and documented out-of-pocket fees and expenses incurred by Subscriber in connection with the Subscription Agreement up to an amount of $5,000,000.

(d)               Except as expressly permitted by this Section 7(d), (i) neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder may be directly or indirectly transferred, conveyed or assigned, in whole or in part, (ii) neither this Subscription Agreement nor any rights that may accrue to Subscriber or the Company hereunder may be directly or indirectly transferred, conveyed or assigned, in whole or in part, without the prior written consent of each party hereto and Warner Bros and (iii) Subscriber shall not, and shall cause its Affiliates not to, grant, issue, assign, hypothecate, pledge, convey or transfer (or enter into any agreement or commitment to grant, issue, assign, hypothecate, pledge, convey or transfer) any (x) direct or indirect ownership, rights or interests in or with respect to any of the Warner Bros. Termination Funding Subscribed Shares, the Subscribed Shares, the Regulatory Termination Funding Subscribed Shares or the Amended Notes Payment Amount Funding Subscribed Shares, in whole or in part, or (y) any rights or interests in or with respect to, directly or indirectly, the governance or control or voting of equity interests of the Company or any of its Subsidiaries (including, after the Closing, Warner Bros. and its Subsidiaries) (any of the foregoing in this sentence, a “Syndication Assignment”). Notwithstanding anything to the contrary set forth herein, (i) Subscriber may assign this Subscription Agreement and its rights hereunder, in whole or in part (x) to any Person as a “Subscriber” hereunder, or (y) as collateral any and/or all of its rights hereunder by way of security to any banks or other financial institutions providing financing to Subscriber or its Affiliates, and (ii) Subscriber may make any Syndication Assignment in conjunction with an assignment permitted by the foregoing clause (i)(x); provided, no such assignment or Syndication Assignment shall relieve the assigning Subscriber of any of its obligations hereunder; provided, further, that no such assignment, delegation, transfer or Syndication Assignment shall be permitted without the prior written consent of Warner Bros. if it would, or could reasonably be expected to, (A) prevent, materially delay or materially impair the ability of the Company to consummate the Transactions in a timely manner or otherwise prevent or materially delay the consummation of the Merger, (B) result in any “covered transaction” as that term is defined in 31 C.F.R. § 800.213 or any successor regulation in connection with the Transactions or (C) be to (1) an “alien” (within the meaning of 47 U.S.C. § 310(b)) who, following the consummation of the Transactions, would unlawfully own, directly or indirectly, with all other “aliens” (within the meaning of 47 U.S.C. § 310(b)), twenty five percent (25%) or more of the equity or voting interests of the Company or its subsidiaries (in each case, as calculated pursuant to the rules, regulations, published orders, policies and decisions promulgated by, and other applicable requirements of, the FCC and interpretations thereof by federal courts of competent jurisdiction), or (2) any “alien” (within the meaning of 47 U.S.C. § 310(b)) who is a citizen, or an entity (or other person) organized under the laws, of a “foreign adversary country” (within the meaning of 10 U.S.C. § 4872(d)(2)) (each of the foregoing clauses (A), (B) and (C), a “Syndication Condition”). Subscriber will provide the Company and Warner Bros. with written notice of any assignment, delegation, transfer or Syndication Assignment, which notice will include (x) the identity of the person to whom such assignment, delegation or transfer or Syndication Assignment was made and the amount and other material terms thereof and (y) written confirmation by the Subscriber that the prior written consent of Warner Bros. is not required for such assignment, delegation, transfer or Syndication Assignment because the Syndication Conditions are satisfied. The Guarantor shall not assign any of its rights or obligations under this Subscription Agreement, in whole or in part, without the prior written consent of Warner Bros. Any purported assignment in violation of the foregoing shall be null and void ab initio. Each of Subscriber and the Company hereby agrees Warner Bros. shall be an express and intended third-party beneficiary of this Section 7(d) and Section 7(e).

(e)               Except with the prior written consent of the parties hereto and Warner Bros., Subscriber and the Guarantor shall not, and shall cause their respective Affiliates not to, until the earlier of the Effective Time and the termination of this Subscription Agreement in accordance with Section 6, directly or indirectly, in connection with the Transactions, (i) enter into any agreement or make any other arrangement with respect to debt or equity financing related to the Transaction or Warner Bros., (ii) grant any Person any right, contingent or otherwise, to acquire (1) any equity securities, any securities directly or indirectly convertible into equity securities, or any other interest or participation that confers the right to receive a unit of the profits or losses or distribution of assets of, in each case, Buyer or any of its Subsidiaries (including, after the Effective Time, Warner Bros. or any of its Subsidiaries) or (2) any interest that is derivative of the value of or provides economic benefits based on the value or price of any of the foregoing, or (iii) otherwise grant or agree to grant any Person any governance or other rights with respect to Subscriber or any of its Affiliates (including, after the Effective Time, Warner Bros. or any of its Subsidiaries), except in each of the foregoing clauses (i)-(iii), where any of the foregoing would not cause any of the Syndication Conditions to fail to be satisfied.

(f)                None of the representations and warranties or covenants in this Subscription Agreement, or any certificate or schedule or other document delivered pursuant to this Subscription Agreement, shall survive following the earlier to occur of (i) the Regulatory Termination Funding Closing (to the extent the Regulatory Termination Fee has been paid in full to Warner Bros. pursuant to the Merger Agreement, as applicable) and (ii) the Closing, except those covenants that by their terms survive or contemplate performance after the Regulatory Termination Funding Closing or the Closing, as applicable (which shall survive until fully performed); provided that if the Amended Notes Payment Amount is, or will be, payable under the Merger Agreement and has not been paid as of such date, the representations and warranties and covenants in this Subscription Agreement, and any certificate or schedule or other document delivered pursuant to this Subscription Agreement, shall survive until the payment in full of the Amended Notes Payment Amount.

(g)               This Subscription Agreement may not be amended or modified except by an instrument in writing, signed by each of the parties hereto (acting, in the case of the Company, with the approval of the Company Special Committee) and Warner Bros. Each of Subscriber and the Company hereby agrees Warner Bros. shall be an express and intended third-party beneficiary of this Section 7(g).

(h)               This Subscription Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, negotiations, understandings, and representations and warranties, whether oral or written, with respect to such matters. Except as expressly provided herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, Warner Bros., and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)                This Subscription Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)                 The provisions of this Subscription Agreement shall be deemed severable, and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Subscription Agreement. If any provision of this Subscription Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (x) a suitable and equitable provision to be negotiated by the parties hereto, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (y) the remainder of this Subscription Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

(k)               This Subscription Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Subscription Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Subscription Agreement.

(l)                 This Subscription Agreement may only be enforced against, and any legal proceeding, claim, obligation, liability or cause of action (whether in contract, in tort, at law, in equity or otherwise) based upon, arising out of, or related to this Subscription Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein or therein with respect to such party; provided, however, that Warner Bros. is hereby made an express and intended third-party beneficiary of the rights of the Company under this Subscription Agreement and shall be entitled to enforce such rights and the rights of Warner Bros. hereunder, in each case, in accordance with the terms and conditions set forth herein.

(m)              The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Warner Bros. shall have the right to specific performance to cause the Company to enforce specifically the terms and provisions of this Subscription Agreement and to obtain such injunction or injunctions, without necessity of Warner Bros. posting a bond or other form of security. In the event that any Proceeding should be brought in equity by the Company to enforce the provisions of this Agreement or by Warner Bros. to cause the Company to so enforce such provisions, no party hereto shall allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law. Warner Bros. shall be an express and intended third-party beneficiary of, and shall be entitled to enforce, such waiver.

(n)               This Subscription Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the state of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction.

(o)               EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE IN CONNECTION WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS SUBSCRIPTION AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS SUBSCRIPTION AGREEMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY, IN CONNECTION WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS SUBSCRIPTION AGREEMENT, ANY INSTRUMENT OR OTHER DOCUMENT DELIVERED PURSUANT TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND CERTIFIES (i) THAT NO REPRESENTATIVE OF THE OTHER PARTIES HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES HERETO WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS CONTAINED IN THIS SECTION 7(o).

(p)               Each of the parties hereto agrees that: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Subscription Agreement or the Transactions contemplated hereby exclusively in the courts of the State of Delaware in the Court of Chancery of the State of Delaware, or (and only if) such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division): provided that if subject matter jurisdiction over the matter that is the subject of the Proceeding is vested exclusively in the United States federal courts, such Proceeding shall be heard in the United States District Court for the District of Delaware (the “Chosen Courts”): and (ii) solely in connection with such Proceedings, (A) it irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) it waives any objection to the laying of venue in any Proceeding in the Chosen Courts, (C) it waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 7(a) or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 7(p) or that any Governmental Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(q)               The decision of Subscriber to purchase (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreement. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in (i) the Warner Bros. Termination Funding Subscribed Shares, (ii) if applicable, the Amended Notes Payment Amount Funding Subscribed Shares and (iii) as applicable, (x) the Subscribed Shares or (y) the Regulatory Termination Funding Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(r)                The Guarantor hereby irrevocably and unconditionally guarantees to the Company the due and punctual performance and observance by Subscriber of all of its obligations, commitments and undertakings under or pursuant to this Subscription Agreement, including, for the avoidance of doubt Section 2; provided, that notwithstanding anything in this Subscription Agreement to the contrary, the Company hereby agrees that the Guarantor may assert as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Section 7(r) any claim, set-off, deduction, defense or release that Subscriber could assert against the Company under this Subscription Agreement that would relieve Subscriber of its obligations under this Subscription Agreement (other than (i) any defense, claims, set-off, deduction or release based on lack of authority of Subscriber or any other defense that would not exist if the representations and warranties of Subscriber under this Subscription Agreement were true and correct and the covenants of Subscriber under this Subscription Agreement were complied with, or (ii) any defense based on any insolvency, bankruptcy, reorganization or other similar case or proceeding involving Subscriber or the Guarantor or principles of fraudulent conveyance). The Company hereby acknowledges and agrees that the guarantee in this Section 7(r) shall not limit or impair any obligations of the Guarantor under the Ellison Guarantee.

(s)                Notwithstanding anything to the contrary set forth herein, to avoid any duplication of recovery, the Company agrees that it may not enforce any of Subscriber’s or Guarantor’s obligations, or recover any monetary damages from Subscriber or the Guarantor, in each case, to the extent that Warner Bros. has actually received such amounts from the Guarantor or Subscriber in respect of such matter. For example, this means that in the event that Warner Bros. has actually received $7,000,000,000.00 under the Ellison Guarantee from Subscriber as a result of the Regulatory Termination Fee becoming due and payable, then Subscriber will not be obligated to pay any additional amount to the Company for the Regulatory Termination Funding Subscribed Shares (but such shares shall be required to be issued to Subscriber pursuant to Section 7(v)).

(t)                Each of the Subscriber and the Guarantor covenants and agrees that it will not sell, pledge, assign, transfer, dispose of or encumber its assets in any manner, or incur any liabilities or obligations, in each case that would or would reasonably be expected to adversely impact its ability to perform its obligations hereunder. Without limiting the generality of the foregoing, each of the Subscriber and the Guarantor covenants and agrees that it will not revoke the Subscription or otherwise take any action with the intent or effect of avoiding payment or performance of the any obligations hereunder in accordance with the terms of this Subscription Agreement. Warner Bros. shall be an express and intended third-party beneficiary of this Section 7(t).

(u)               For purposes of this Subscription Agreement, a “willful breach” means any intentional and willful material breach, or an intentional and willful failure to perform, in each case that is a consequence of an act or omission by a party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Subscription Agreement.

(v)               Notwithstanding anything to the contrary set forth herein, the Company agrees that it will be obligated to issue to Subscriber shares of Company Class B Common Stock in respect of any amounts Subscriber or the Guarantor pays to Warner Bros. under the Ellison Guarantee, except to the extent that such payment arose out of, or resulted from, Subscriber’s actual fraud or willful breach of its covenants or obligations under this Subscription Agreement. The number of shares to be issued in accordance with the immediately preceding sentence will be equal to (i) the monetary amount paid to Warner Bros. under the Ellison Guarantee divided by (ii) the Per Share Price.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company, Subscriber, and solely for purposes of Section 5, Section 6, Section 7(d), Section 7(e), Section 7(r), Section 7(s), and Section 7(t), the Guarantor, has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

PARAMOUNT SKYDANCE CORPORATION

By:	/s/ David Ellison
Name: David Ellison
Title: Chief Executive Officer

Address for Notices:

1515 Broadway
New York, New York 10036
Attention: Chief Legal Officer and General Counsel
Email: ***

[Signature Page to Subscription Agreement]

GUARANTOR:

LAWRENCE J. ELLISON

/s/ Lawrence J. Ellison

[Signature Page to Subscription Agreement]

SUBSCRIBER:

Print Name:        THE LAWRENCE J. ELLISON REVOCABLE TRUST, U/A/D 1/22/88, AS AMENDED

By:	/s/ Paul T. Marinelli
Paul T. Marinelli, in his capacity as Co-Trustee of the
Lawrence J. Ellison Revocable Trust, u/a/d 1/22/88, as amended

Address for Notices:

c/o Lawrence Investments, LLC
101 Ygnacio Valley Rd. Suite 320
Walnut Creek, CA 94596

You must pay the (i) the Warner Bros. Termination Fee Purchase Price, (ii) if applicable, the Amended Notes Payment Amount Purchase Price and (iii) as applicable, (x) the Purchase Price or (y) the Regulatory Termination Fee Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company (a) with respect to the Warner Bros. Termination Fee Purchase Price, as of the earlier to occur of the termination of the Merger Agreement and the consummation of the Merger, (b) with respect to the Amended Notes Payment Amount Purchase Price, in the Amended Notes Payment Amount Funding Notice and (c) as applicable, (x) with respect to the Purchase Price, in the Closing Notice or (y) with respect to the Regulatory Termination Fee Purchase Price, in the Regulatory Termination Funding Notice.

[Signature Page to Subscription Agreement]

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

A.           QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)

☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

** OR **

B.            ACCREDITED INVESTOR STATUS (Please check the box)

☒	Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

** AND **

C.	AFFILIATE STATUS (Please check the applicable box)

SUBSCRIBER:

☒	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, small business investment company, private business development company, or rural business investment company;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000;

☒	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐	Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☒	Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the issuer is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are “accredited investors”.

[Specify which tests:             ]

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

☐	Any natural person who is a “knowledgeable employee,” as defined in the Investment Company Act, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.